COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
     DREYFUS DISCIPLINED STOCK FUND CLASS R SHARES AND THE
     STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX


     EXHIBIT A:
     _______________________________________________
    |           |   DISCIPLINED   |   STANDARD     |
    |           |      STOCK      |  & POOR'S 500  |
    |  PERIOD   |      FUND       |COMPOSITE STOCK |
    |           |(CLASS R SHARES) | PRICE INDEX *  |
    |-----------|-----------------|----------------|
    | 12/31/87  |          10,000 |         10,000 |
    | 10/31/88  |          11,080 |         11,623 |
    | 10/31/89  |          14,084 |         14,686 |
    | 10/31/90  |          13,650 |         13,587 |
    | 10/31/91  |          18,464 |         18,128 |
    | 10/31/92  |          20,321 |         19,932 |
    | 10/31/93  |          23,869 |         22,904 |
    | 10/31/94  |          24,541 |         23,788 |
    | 10/31/95  |          30,512 |         30,067 |
    |-----------|-----------------|----------------|



     * Source: Lipper Analytical Services, Inc.